As filed with the Securities and Exchange Commission on December 9, 1994
																																	Registration No. 33-_____________

																	SECURITIES AND EXCHANGE COMMISSION
																							WASHINGTON, D.C. 20549

																														FORM S-8
																				REGISTRATION STATEMENT UNDER
																					THE SECURITIES ACT OF 1933

																										SCI SYSTEMS, INC.
							(Exact name of Registrant as specified in its charter)

												Delaware                                     63-0583436
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                   Identification No.)

									2101 West Clinton Avenue, Huntsville, Alabama 35805
								(Address of principal executive offices and zip code)

																									SAVINGS PLAN OF THE
																										SCI SYSTEMS, INC.
																	EMPLOYEE FINANCIAL SECURITY PROGRAM
																						(Full Title of the Plan)
																							Olin B. King, Chairman
																								SCI Systems, Inc. c/o
																					SCI Systems (Alabama), Inc.
																						2101 West Clinton Avenue
																					Huntsville, Alabama  35805
															(Name and address of agent for service)

																											(205) 882-4800
				(Telephone number, including area code, of agent for service)
																														Copy to:
																						J. Stephen Hufford, Esq.
																	Powell, Goldstein, Frazer & Murphy
															191 Peachtree Street, N.E., 16th Floor
																							Atlanta, Georgia 30303
																											(404) 572-6600

																			CALCULATION OF REGISTRATION FEE
																											Proposed       Proposed
Title of                   maximum        maximum
securities     Amount      offering       aggregate    Amount of
to be          to be       price          offering     registration
registered     registered  per share      price        fee
Common Stock
$.10 par value 500,000   $18.038(2)   $9,018,750.00(3) $3,110.00
															shares(1)

(1) Representing the number of shares of common stock, $.10 par value (the "Common Stock"), of the Company that would be issued under the Savings Plan of the SCI Systems, Inc. Employee Financial
Security Program (the "Plan") if all employee and employer contributions were invested in Common Stock at $18.038 per share, which is the average of the high and low prices of the Registrant's
Common Stock as reported by the Nasdaq National Market for the last five business days ended December 8, 1994. This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction.
Under cover of a separate Registration Statement on Form S-8
(Registration No. 2-86230), the Registrant has previously registered
682,601 shares (and an indeterminable number of Plan interests related thereto) subject to issuance under the Plan.

(2)  The average of the high and low prices of the Registrant's
Common Stock as reported by the Nasdaq National Market for the last five business days ended December 8, 1994.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule
457(h)(1) under the Securities Act of 1933, as amended.

																															PART I

								INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


					The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by
Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


																															PART II

									INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

					Except as set forth below, the contents of the Registration
Statement on Form S-8 (Registration No. 2-86230) filed by the
Registrant on March 11, 1988 are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

					The following opinion and consents are filed with this
Registration Statement:

					-    Opinion of Michael M. Sullivan, Esq., the Registrant's General
										Counsel, with respect to the securities being registered;

					-    Consent of Counsel (included in opinion of Michael M. Sullivan,
										Esq.); and

					-    Consent of independent auditors.


Item 3.   Incorporation of Documents by Reference.

					The following documents filed with the Securities and Exchange
Commission (the "Commission") are incorporated herein by reference:

					-    The Registrant's Annual Report on Form 10-K for the year
										ended June 30, 1994 (File No. 0-2551).

					-    The Plan's Annual Report on Form 11-K for the year ended
										December 31, 1993.

					All documents subsequently filed by the Registrant pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of
1934, as amended (the "Exchange Act") prior to the filing of a post-
effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this
Registration Statement and to be a part hereof from the date of filing of such documents.





Item 8.  Exhibits.

					The following exhibits are filed with or incorporated by
reference into this Registration Statement pursuant to Item 601 of
Regulation S-K:

Exhibit No.    Description

4.1  Registrant's Second Restated Certificate of Incorporation, as
					amended.  Incorporated herein by reference to Exhibit 4.1 to the
					Registrant's Registration Statement on Form S-8 relating to
					securities to be offered pursuant to the Savings Plan of the SCI
					Systems, Inc. Employee Financial Security Program (Registration
					No. 2-86230).

4.1(a) Amendment to Registrant's Second Restated Certificate of
					Incorporation.

4.2  Bylaws of the Registrant, as amended.  Incorporated herein by
					reference to Exhibit 4(e) to the Registrant's Registration
					Statement on Form S-3 (Registration No. 33-12115, as amended).

5    Opinion of Counsel, Michael M. Sullivan, Esq.

23.1 Consent of counsel (included in Exhibit 5).

23.2 Consent of independent auditors.

24   Power of Attorney (see signature page to this Registration
					Statement).

																													SIGNATURES

					Pursuant to the requirements of the Securities Act, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville,
State of Alabama, on this the 10th day of August, 1994.

																																			SCI SYSTEMS, INC.


																																			By: /s/ Olin B. King
																																								Olin B. King
																																								Chairman and Chief Executive
																																								Officer


																										POWER OF ATTORNEY

					KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Olin B. King as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including
post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said
attorney-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.

					Pursuant to the requirements of the Securities Act, this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/Olin B. King             Chairman of the Board       Date: 8/10/94
Olin B. King                of Directors and Chief
																												Executive Officer


/s/A. Eugene Sapp, Jr.      Director, President and     Date: 8/9/94
A. Eugene Sapp, Jr.         Chief Operating Officer


/s/Olin B. King             Acting Treasurer and        Date: 8/9/94
Olin B. King                Acting Chief Financial Officer
																												(Principal Financial and
																												Accounting Officer)


/s/Howard H. Callaway       Director                    Date: 8/9/94
Howard H. Callaway


/s/Jackie M. Ward           Director                    Date: 8/8/94
Jackie M. Ward


/s/William E. Fruhan       Director                     Date: 8/9/94
William E. Fruhan


/s/Wayne Shortridge         Director                    Date: 8/9/94
Wayne Shortridge


/s/Joseph C. Moquin         Director                    Date: 8/8/94
Joseph C. Moquin


/s/G. Robert Tod            Director                    Date: 8/9/94
G. Robert Tod




					Pursuant to the requirements of the Securities Act, the Plan
Administrator has duly caused this Registration Statement to e signed on its behalf by the undersigned, thereunto duly authorized, in the
City of Huntsville, State of Alabama, on this the 9th day of
December, 1994.


																																		THE SAVINGS PLAN
																																		OF THE SCI SYSTEMS, INC.
																																		EMPLOYEE FINANCIAL SECURITY PROGRAM


																																		By: /s/ Michael M. Sullivan
																																		Title: Corporate Secretary